Exhibit 10.13(d)

FIFTH AMENDMENT TO THE

MINERALS TECHNOLOGIES INC. RETIREMENT PLAN

WHEREAS, Minerals Technologies Inc. (the "Employer") heretofore adopted the Minerals Technologies Inc. Retirement Plan (the "Plan"); and

WHEREAS, the Employer reserved the right to amend the Plan; and

WHEREAS, the Retirement Committee desires to amend the Plan in accordance with the final regulations and IRS guidance on bifurcated benefit distributions;

NOW, THEREFORE, the Plan is hereby amended, effective as of January 1, 2017, as follows:

1.	Section 5.3 of the Plan is hereby amended by adding to it the following paragraph, immediately following subsection (d) thereof:

“Separately with respect to the portion of a Participant’s Accrued Benefit determined under Section 4.1(a) (the “Career Earnings Benefit”) and the portion of a Participant’s Accrued Benefit determined under Section 4.1(b) (the ‘Cash Balance Benefit”), for purposes of this paragraph each separately an “Accrued Benefit”, the Participant or Beneficiary may elect to divide the Participant’s Accrued Benefit into Career Earnings Benefit and Cash Balance Benefit portions as described in this section.  A Participant or Beneficiary may elect a combination of distribution options for the divided portions of the Participant’s Accrued Benefit to the following extent: A Participant or Beneficiary who elects to bifurcate the Participant’s Accrued Benefit may divide the benefit between no more than two distribution forms, with either the Cash Balance Benefit or the Career Earnings Benefit portion payable in a lump sum (A) to the Participant, as described in Section 5.3(d), and, the Career Earnings Benefit or the Cash Balance Benefit portion payable, as applicable, in one of the other optional forms available as described in this Section 5.3 (subject to the requirements of Sections 5.1 and 5.2), or (B) to the Beneficiary, as described in Section 6.1 or 6.2, as applicable, and the Career Earnings Benefit portion or the Cash Balance Benefit portion, as applicable, payable as provided under Section 6.1 or 6.2, as applicable.  If a Participant or Beneficiary elects to divide the Participant’s Accrued Benefit, the amount of the distribution payable with respect to the Accrued Benefit shall be determined in accordance with the method for calculating the amount of a distribution payable in the optional form elected for that portion as if that portion were the Participant’s entire Accrued Benefit.”

2.	Section 6.2(b) of the Plan is hereby amended by adding the following paragraph to the end thereof:

“With respect to a surviving spouse who elects to receive a single sum payment of the present value of the qualified preretirement survivor annuity with respect to the Participant's Cash Balance Benefit, the amount of the distribution payable with respect to that portion of the benefit shall be determined in accordance with the method for calculating the amount of a distribution payable in the optional form elected for that portion as if that portion were the Participant’s entire Accrued Benefit.”

3.	Section 9.3 (1)(a) is hereby amended by deleting it in its entirety and by substituting the following therefor:

“(a)
A Participant or Beneficiary may elect to divide the benefit into restricted and unrestricted portions as described in this section.  A Participant or Beneficiary may elect a combination of distribution options for the divided portion of the benefit to the following extent: A Participant or Beneficiary who elects to bifurcate the benefit may divide the benefit between no more than two distribution forms, with the unrestricted portion payable in a single sum payment or other optional form of benefit that is a prohibited payment (A) to the Participant, as described in Section 5.3(d), and the restricted portion payable in one of the other optional forms described in Section 5.3 (subject to the requirements of Sections 5.1 and 5.2) or (B) to the Beneficiary, as described in Section 6.2(c) or 6.3, as applicable, and the restricted portion payable as provided under Section 6.2(b).  Notwithstanding the foregoing, if the Participant or Beneficiary elects to defer receipt of the restricted portion, the Participant or Beneficiary may subsequently elect to receive the restricted portion in any optional form available (for a Participant, under Section 5.3 (subject to the requirements of Sections 5.1 and 5.2)); for a Beneficiary, under Section 6.2) when the limitation described in this Section 9.3(1)(a) ceases to apply.  If a Participant or Beneficiary elects to divide the benefit, the amount of the distribution payable with respect to each specified portion of the benefit shall be determined in accordance with the method for calculating the amount of a distribution payable in the optional form elected for that portion as if that portion were the Participant’s entire Accrued Benefit.”

Except as hereinabove amended, the provisions of the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, the Employer, by its duly authorized officer, has caused this Amendment to be executed on the 6th day of December, 2017.

MINERALS TECHNOLOGIES INC.

By:	/s/ Florence Lively